UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 11, 2006

L-3 Communications Holdings, Inc. L-3 Communications Corporation
(Exact Name of Registrants as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-14141	13-3937434
333-46983	13-3937436
(Commission File Number)	(IRS Employer Identification No.)
600 Third Avenue, New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)
(212) 697-1111
(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

Director Compensation

On July 11, 2006, the Company’s Board of Directors (the ‘‘Board’’) approved the following compensation for each non-employee director:

Each director will receive an annual retainer of $50,000. In addition, the chairman of the audit committee will receive an annual retainer of $15,000, the chairman of each of the compensation committee and nominating/corporate governance committee will receive an annual retainer of $7,500, the non-executive chairman of the Board will receive an annual retainer of $50,000 and the chairman of the search committee will receive an annual retainer of $100,000. Each director will also receive $1,500 for attending an in person Board meeting and $1,000 for attending a telephonic meeting. A committee member will receive $2,000 for attending an audit committee meeting, $1,500 for attending a compensation committee meeting, nominating/corporate governance committee meeting, executive committee meeting or search committee meeting and, for all committees, $1,000 for attending a telephonic meeting. Each director may elect to receive all such compensation in cash, Company stock or a combination thereof.

Each director will also receive an annual stock option grant to purchase that number of Company shares as would result in the grant having an implied value of $90,000 calculated using the closing price for Company shares as of the first business day in April (rather than an annual stock option grant to purchase a fixed number of Company shares). Furthermore, the Board established a Company stock ownership guideline of three times the annual retainer amount (i.e., $150,000) for each non-employee director. The guideline will become effective immediately but each current or future director has until the later of July 11, 2010 or five years after the date such director is elected to the Board to achieve the minimum level of ownership. Directors whose ownership is below or falls below the guideline after that time will receive all retainers and meeting fees in Company stock that cannot be sold until the guideline requirement is satisfied.

A summary of the newly adopted director compensation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Interim CEO Compensation

In accordance with the recommendation of the Compensation Committee, the Board voted to increase the compensation of Michael T., Strianese by $300,000 per annum (to $850,000 per annum) for acting in the capacity of Interim Chief Executive Officer (‘‘Interim CEO’’), payable quarterly in arrears in either cash, the Company’s common stock or a combination thereof, as designated by Mr. Strianese in advance, for the period starting on June 9th, 2006 until the date he is no longer serving as Interim CEO.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Summary of Non-Employee Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION
By:	/s/ Christopher C. Cambria
	Name:	Christopher C. Cambria
	Title:	Senior Vice President, Secretary and General Counsel

Dated: July 14, 2006

L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION

EXHIBIT INDEX

Exhibit No.	Description
99.1	Summary of Non-Employee Director Compensation